EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 38 to the Registration Statement (File Nos. 33-37615 and 811-6174) (the “Registration Statement”) of MFS® Institutional Trust (the “Trust”), of my opinion dated August 23, 2006 appearing in Post-Effective Amendment No. 27 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on August 29, 2006.

CHRISTOPHER R. BOHANE
Christopher R. Bohane
Assistant Secretary and Assistant Clerk

Boston, Massachusetts
October 27, 2014